TRUST INSTRUMENT

                          NEUBERGER BERMAN EQUITY FUNDS

                                   SCHEDULE A

Neuberger Berman Investor Class

          Neuberger Berman Century Fund
          Neuberger Berman Fasciano Fund
          Neuberger Berman Focus Fund
          Neuberger Berman Genesis Fund
          Neuberger Berman Guardian Fund
          Neuberger Berman International Fund
          Neuberger Berman Manhattan Fund
          Neuberger Berman Millennium Fund
          Neuberger Berman Partners Fund
          Neuberger Berman Regency Fund
          Neuberger Berman Socially Responsive Fund

Neuberger Berman Trust Class

          Neuberger Berman Focus Fund
          Neuberger Berman Genesis Fund
          Neuberger Berman Guardian Fund
          Neuberger Berman International Fund
          Neuberger Berman Manhattan Fund
          Neuberger Berman Millennium Fund
          Neuberger Berman Partners Fund
          Neuberger Berman Real Estate Fund
          Neuberger Berman Regency Fund
          Neuberger Berman Socially Responsive Fund

Neuberger Berman Advisor Class

          Neuberger Berman Fasciano Fund
          Neuberger Berman Focus Fund
          Neuberger Berman Genesis Fund
          Neuberger Berman Guardian Fund
          Neuberger Berman Manhattan Fund
          Neuberger Berman Millennium Fund
          Neuberger Berman Partners Fund

Neuberger Berman Institutional Class

          Neuberger Berman Fasciano Fund
          Neuberger Berman Focus Fund
          Neuberger Berman Genesis Institutional Fund
          Neuberger Berman Guardian Fund
          Neuberger Berman Manhattan Fund
          Neuberger Berman Millennium Fund
          Neuberger Berman Partners Fund
          Neuberger Berman Real Estate Fund


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          Neuberger Berman Regency Fund
          Neuberger Berman Socially Responsive Fund

Neuberger Berman International Institutional Fund